EXHIBIT 21.1



                            TALON INTERNATIONAL, INC.

                                  SUBSIDIARIES


                                                          JURISDICTION OF
         NAME                                              ORGANIZATION
         -----------------------------------------        ---------------

         Tag-It Pacific Limited...................        Hong Kong

         Tag-It, Inc..............................        California

         Tag-It Pacific (HK) Ltd..................        British Virgin Islands

         Tagit de Mexico, S.A. de C.V.............        Mexico

         A.G.S. Stationary, Inc...................        California

         Talon Zipper (Shenzhen) Company Ltd.             China

         Talon International Pvt. Ltd. ...........        India

         A.G.S. Holdings, Inc. ...................        Delaware

         A.G.S. Holdings LLC .....................        Delaware

         Tag It Pacific LLC.......................        Delaware

         PT Talon Indonesia. .....................        Indonesia

         Tag It Brands, Inc. .....................        California

         Talon Dominicana S.A. ...................        Dominican Republic